Exhibit 99.1

News Release	Beam Inc. 510 Lake Cook Road Deerfield, Illinois 60015-4964 www.beamglobal.com

FOR IMMEDIATE RELEASE

CONTACT
Media Relations	Investor Relations
Clarkson Hine	Tony Diaz
+1-847-444-7515	+1-847-444-7690
Clarkson.Hine@beamglobal.com	Tony.Diaz@beamglobal.com

BEAM REPORTS THIRD QUARTER RESULTS

•	Strong Growth for Bourbon Brands in North America and Europe in Quarter

•	Timing of Shipments in U.S. and Performance in Asia-Pacific Adversely Impacted Results

•	Company Expects Strong Fourth Quarter; Outlook for Full-Year Earnings Remains in Target Range

Deerfield, Illinois, October 31, 2013 – Beam Inc. (NYSE: BEAM), a leading global premium spirits company, today reported results for the third quarter of 2013.

Net sales for the third quarter were lower by 4% on a reported and comparable basis. Sales were adversely impacted an estimated 7 points by the timing of shipments in the United States, Australia and emerging markets, together with a challenging comparison in India.

Diluted earnings per share from continuing operations were $0.52 versus $0.61 per share in the year-ago quarter. Results in the current-year period were impacted by a net charge of 7 cents per share related to items including early extinguishment of debt and organizational streamlining. Excluding charges/gains, diluted EPS from continuing operations was $0.59 versus $0.63 a year ago, reflecting the lower sales and the timing of raw materials-related costs, partly offset by the benefit of a lower effective tax rate.

For the first nine months of 2013, net sales increased 3% and were up 1% on a comparable basis, adversely impacted by an estimated 3 points from lower year-to-date results in India and the timing of shipments in emerging markets and Australia. Diluted EPS was off 2% in the first nine months, and diluted EPS before charges/gains was 8% higher year to date.

Favorable Demand Trends in Key Premium Categories

“While our shipments in the quarter were adversely impacted by several timing-related factors, our consumer sell-through strengthened in North America and we sustained outperformance in Europe/Middle East/Africa (EMEA). Each of these segments has grown comparable sales 4% year to date,” said Matt Shattock, president and chief executive officer of Beam.

Crafting the Spirits that Stir the World

BEAM REPORTS THIRD QUARTER RESULTS, PAGE 2

“As expected in the quarter, distributors in the U.S. decreased inventories and the ready-to-serve cocktails category once again declined. Even so, U.S. consumer takeaway accelerated in the quarter as our leading Bourbon, Tequila and Vodka brands gained momentum,” Shattock said. “In our EMEA segment, we continued to deliver above-market performance, led by Jim Beam’s strength in Germany and across Europe. Indeed, our industry-leading Bourbon portfolio grew comparable sales at a double-digit rate in North America and in Europe. In Asia-Pacific/South America (APSA), we faced a tough sales comparison, including the final quarterly lap of our repositioning program in India. Even so, results in APSA were below expectations due principally to the timing of shipments in softer emerging markets and weak market conditions and reduced trade inventory levels in Australia. Gross margins for the quarter were better than expected due to the timing of costs.

“Despite our lower third quarter results, we continue to anticipate delivering good growth for the full year at the top line and even stronger growth at the bottom line. We believe the fundamentals of our business remain strong – particularly our leadership of the Bourbon category, our strong position in the U.S. and global routes to market, and our success in driving growth through innovation. These strengths put us in a good position to drive sustained outperformance over the long term.”

Financial Highlights for the Third Quarter and Year to Date:

•	Income from continuing operations was $84.9 million for the third quarter, or $0.52 per diluted share, compared to $98.4 million, or $0.61 per diluted share, for the third quarter of 2012.

•	For the year to date (nine months), income from continuing operations was $273.9 million, or $1.68 per diluted share, versus $1.72 in 2012.

•	Excluding charges and gains, diluted EPS from continuing operations was $0.59 for the third quarter, down 6% from $0.63 in the year-ago quarter.

•	For the year-to-date period, diluted EPS before charges/gains was $1.86, up 8% from $1.73.

•	Reported net sales for the third quarter were $598.7 million (excluding excise taxes), down 4%.

•	Reported net sales increased 3% for the first nine months of 2013.

•	On a comparable basis, which adjusts for foreign exchange and acquisitions/divestitures, net sales were down 4% for the third quarter and up 1% for the nine months.

•	Comparable net sales by segment:

•	North America -1% in Q3 and +4% YTD. Third quarter segment sales were adversely impacted an estimated 5% by the reduction of U.S. distributor inventory levels.

•	Europe/Middle East/Africa (EMEA) +3% in Q3 and +4% YTD.

Crafting the Spirits that Stir the World

BEAM REPORTS THIRD QUARTER RESULTS, PAGE 3

•	Asia-Pacific/South America (APSA) -20% in Q3 and -10% YTD. Segment results were adversely impacted an estimated 16% in Q3 and 10% YTD by the timing of sales in Australia and in emerging markets, together with a challenging comparison in India. These emerging markets dynamics particularly impacted sales of the Courvoisier and Teacher’s brands.

•	Operating income for the third quarter was $144.9 million, down 11%.

•	For the year-to-date period, operating income increased 16%.

•	Operating income before charges/gains for the quarter was $148.0 million, down 10%.

•	For the year-to-date period, operating income before charges/gains increased 6%.

•	Return on invested capital before charges/gains (rolling 12 months) was 7% and was 23% excluding intangibles.

Outlook for Market Outperformance with Earnings Growth Faster than Sales

“We continue to expect a strong fourth quarter, based on an assumption of continued favorable demand trends in our core U.S. market, a gradual market recovery in Australia, and the benefit of timing in emerging markets, coupled with favorable comparisons in India,” said Shattock. “Excluding the impact of our repositioning in India, we’re targeting full-year comparable sales growth that outperforms our global market, with operating income growth faster than sales, and EPS growth even faster. Given our lower-than-expected results in APSA, we see full-year earnings tracking towards the low end of our target range to deliver high-single-digit growth in diluted EPS before charges/gains for 2013 – and that outlook continues to include an estimated two points of adverse impact from foreign exchange for the year.

“Our confidence in Beam’s prospects going forward is underpinned by the strong fundamentals and sustained growth of our global spirits market, disciplined execution of our strategy to Create Famous Brands, Build Winning Markets, and Fuel our Growth, and the skill and passion of our highly motivated consumer-focused team.”

The company’s full-year target for free cash flow is now in the range of $275-325 million.

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Crafting the Spirits that Stir the World

BEAM REPORTS THIRD QUARTER RESULTS, PAGE 4

Key Brand Performance

Comparable net sales growth, year-to-date 2013 (January – September):

Comparable Net Sales Growth (1)
Power Brands	+2%
Jim Beam	+3%
Maker’s Mark	+17%
Sauza	+3%
Pinnacle	+2%
Courvoisier	-7%
Canadian Club	+10%
Teacher’s	-22%
Rising Stars	-4%
Laphroaig	+15%
Knob Creek	+15%
Basil Hayden’s	+34%
Kilbeggan	-24%
Cruzan	+1%
Hornitos	+8%
Skinnygirl	-29%
Sourz	-8%
Local Jewels	-6%
Value Creators	-4%
Total (2)	+1%

Results include ready-to-drink products

(1)	Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with U.S. GAAP, adjusted for certain items. A reconciliation from reported to comparable net sales growth rates, a non-GAAP measure, and the reasons why management believes these adjustments are useful are included in the attached financial tables.

(2)	Total represents consolidated Beam comparable net sales (excluding excise taxes), including non-branded sales.

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Crafting the Spirits that Stir the World

BEAM REPORTS THIRD QUARTER RESULTS, PAGE 5

About Beam Inc.

As one of the world’s leading premium spirits companies, Beam is Crafting the Spirits that Stir the World. Consumers from all corners of the globe call for the company’s brands, including Jim Beam Bourbon, Maker’s Mark Bourbon, Sauza Tequila, Pinnacle Vodka, Canadian Club Whisky, Courvoisier Cognac, Teacher’s Scotch Whisky, Skinnygirl Cocktails, Cruzan Rum, Hornitos Tequila, Knob Creek Bourbon, Laphroaig Scotch Whisky, Kilbeggan Irish Whiskey, Larios Gin, Whisky DYC and DeKuyper Cordials. Beam is focused on delivering superior performance with its unique combination of scale with agility and a strategy of Creating Famous Brands, Building Winning Markets and Fueling Our Growth. Beam and its 3,400 passionate associates worldwide generated 2012 sales of $2.5 billion (excluding excise taxes), volume of 38 million 9-liter equivalent cases and some of the industry’s fastest growing innovations.

Headquartered in Deerfield, Illinois, Beam is traded on the New York Stock Exchange under the ticker symbol BEAM and is included in the S&P 500 Index and the MSCI World Index. For more information on Beam, its brands, and its commitment to social responsibility, please visit www.beamglobal.com and www.drinksmart.com.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to matters including market growth, our performance and the effects of the timing of shipments and foreign exchange rates. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: general economic conditions; competitive innovation and marketing pressures, including price; changes in consumer preferences and trends; financial and integration risks associated with acquisitions, joint ventures, and alliances, as well as potential divestitures; the price and availability of raw materials and energy; risks associated with doing business outside the United States, including changes in laws, governmental regulations and policies, compliance with anti-corruption statutes, civil and political unrest, and local labor conditions; our ability to manage organizational productivity and global supply chains effectively; the impact of excise tax increases and customs duties on our products or changes to government financial incentives; fluctuations in currency exchange rates; our ability to reach agreement on, maintain or renegotiate key agreements; potential liabilities, costs and uncertainties of litigation; our ability to attract and retain qualified personnel; changes to laws and regulations; downgrades of the Company’s credit ratings; dependence on performance of distributors, promoters and other

Crafting the Spirits that Stir the World

BEAM REPORTS THIRD QUARTER RESULTS, PAGE 6

marketing arrangements; product quality issues; costs of certain employee and retiree benefits and returns on pension assets; tax law changes or interpretation of existing tax laws; ability to secure and maintain rights to intellectual property, including trademarks, trade dress and tradenames; impairment in the carrying value of goodwill or other acquired intangible assets; disruptions at production facilities and supply/demand forecasting uncertainties; breaches of data security; and other risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), including comparable net sales, diluted EPS before charges/gains, operating income before charges/gains, return on invested capital before charges/gains, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

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Crafting the Spirits that Stir the World

Beam Inc.

Consolidated Income Statement

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions, except per share amounts)	2013	2012	% Change	2013	2012	% Change
Sales	$738.1	$777.5		$2,241.8	$2,187.3
Less: Excise taxes	(139.4)	(150.8)		(434.0)	(436.8)

Net sales	598.7	626.7	-4.5%	1,807.8	1,750.5	3.3%
Cost of goods sold	255.3	255.7	-0.2%	743.0	719.9	3.2%

Gross profit	343.4	371.0	-7.4%	1,064.8	1,030.6	3.3%
Advertising and marketing expense	104.7	107.5	-2.6%	283.6	282.2	0.5%
Selling, general and administrative expense	78.2	96.3	-18.8%	287.0	301.4	-4.8%
Amortization of intangible assets	4.4	4.3	2.3%	13.2	12.8	3.1%
Gain on sale of brands and related assets	—	—		(13.2)	—
Restructuring charges	11.2	1.0		12.0	3.7
Business separation costs	—	—		—	13.8

Operating income	144.9	161.9	-10.5%	482.2	416.7	15.7%
Interest expense	20.9	28.5	-26.7%	73.0	79.9	-8.6%
Loss on early extinguishment of debt	13.8	—		56.9	—
Other income	(0.3)	(1.9)		(2.5)	(30.3)

Income from continuing operations before income taxes	110.5	135.3	-18.3%	354.8	367.1	-3.4%
Income taxes	25.6	36.9		80.9	90.5

Income from continuing operations	84.9	98.4	-13.7%	273.9	276.6	-1.0%
Loss from discontinued operations, net of tax	(0.1)	(2.2)		(1.7)	(2.3)

Net income	$84.8	$96.2	-11.9%	$272.2	$274.3	-0.8%

Basic earnings (loss) per common share:
Continuing operations	$0.52	$0.62	-16.1%	$1.69	$1.75	-3.4%
Discontinued operations	—	(0.01)		(0.01)	(0.01)

Net income	$0.52	$0.61	-14.8%	$1.68	$1.74	-3.4%

Diluted earnings (loss) per common share:
Continuing operations	$0.52	$0.61	-14.8%	$1.68	$1.72	-2.3%
Discontinued operations	—	(0.01)		(0.01)	(0.01)

Net income	$0.52	$0.60	-13.3%	$1.67	$1.71	-2.3%

Weighted-average common shares outstanding
Basic	162.5	158.6	2.5%	161.6	157.9	2.3%
Diluted	163.8	161.4	1.5%	162.9	160.6	1.4%

Beam Inc.

Condensed Consolidated Balance Sheet

(Unaudited)

(In millions)	September 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$171.2	$365.7
Accounts receivable	470.1	453.0
Inventories	1,871.3	1,763.0
Other current assets	274.2	307.5

Total current assets	2,786.8	2,889.2
Property, plant and equipment	808.3	787.9
Goodwill and other intangible assets	4,813.7	4,879.1
Other assets	101.2	106.5

Total assets	$8,510.0	$8,662.7

Liabilities and Equity
Short-term debt, including current portion of long-term debt	$190.5	$480.1
Accounts payable	201.8	264.0
Long-term debt	2,034.6	2,024.9
Other liabilities	1,207.7	1,297.9

Total liabilities	3,634.6	4,066.9
Total equity	4,875.4	4,595.8

Total liabilities and equity	$8,510.0	$8,662.7

Beam Inc.

Use of Non-GAAP Financial Information

Management believes the measures used in this release that are not presented in accordance with generally accepted accounting principles (“GAAP”) provide investors with important perspectives into the Company’s ongoing business performance by excluding certain items, referred to as “charges / gains,” that management believes are not indicative of the Company’s underlying results for purposes of analyzing performance on a year-over-year basis. The Company’s definition of charges / gains includes (when applicable) restructuring charges, other charges related to restructuring initiatives that cannot be reported as restructuring under GAAP, acquisition and integration related costs, gain/loss on the disposition of assets, asset impairment charges, loss on early extinguishment of debt and distribution gains from the wind down of our former Maxxium investment. Charges / gains excluded from GAAP results may also include other items which management believes are not indicative of the Company’s underlying operating performance for purposes of evaluating past and future performance; such items are excluded from GAAP results to improve comparability between periods.

Additional non-GAAP measures included in this release include amounts identified as “comparable,” “adjusted” and “constant currency,” as well as “adjusted free cash flow” and “earnings before interest, income taxes, depreciation, and amortization of intangible assets (EBITDA) before charges / gains”. The Company does not intend for this information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. Reconciliations of non-GAAP measures to the most closely comparable GAAP measures, together with a further explanation as to why management believes the non-GAAP measures provide useful information, are included on the following pages.

Beam Inc.

Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

($ in millions, except per share)

	Three Months Ended September 30, 2013			Three Months Ended September 30, 2012			% Increase (Decrease)
	GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)	GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)	GAAP		Before Charges/ Gains (Non-GAAP)
Net sales	$598.7	—	$598.7	$626.7	—	$626.7	-4.5%		-4.5%
Cost of goods sold	255.3	(1.2)		255.7	(0.7)

Gross profit	343.4	1.2	344.6	371.0	0.7	371.7	-7.4%		-7.3%
Gross profit margin	57.4%		57.6%	59.2%		59.3%	(180	) bps	(170	) bps
Advertising and marketing expense	104.7	—		107.5	—
Selling, general and administrative expense	78.2	9.3		96.3	(0.9)
Amortization of intangible assets	4.4	—		4.3	—
Restructuring charges	11.2	(11.2)		1.0	(1.0)

Operating income	144.9	3.1	148.0	161.9	2.6	164.5	-10.5%		-10.0%
Operating income margin	24.2%		24.7%	25.8%		26.2%	(160	) bps	(150	) bps
Interest expense	20.9	—		28.5	—
Loss on early extinguishment of debt	13.8	(13.8)		—	—
Other income	(0.3)	0.1		(1.9)	—

Income from continuing operations before income taxes	110.5	16.8		135.3	2.6
Income taxes	25.6	5.6		36.9	—

Effective tax rate	23.2%		24.5%	27.3%		26.8%
Income from continuing operations	$84.9	11.2	$96.1	$98.4	2.6	$101.0	-13.7%		-4.9%

Diluted EPS—continuing operations	$0.52	0.07	$0.59	$0.61	0.02	$0.63	-14.8%		-6.3%

Adjustments Detail by Applicable Financial Statement Line Items

Three months ended September 30, 2013	Cost of goods sold	SG&A expense	Restructuring charges	Operating income	Loss on debt extinguishment and Other Income	Pre-tax income - cont. operations	Income taxes	Income from cont. operations	Diluted EPS - cont. operations
1 Restructuring charges (a)	$—	$—	$(10.8)	$10.8	$—	$10.8	$3.6	$7.2	$0.04
2 Other charges (b)	(0.1)	(2.9)	—	3.0	—	3.0	1.1	1.9	0.01
3 Acquisition/integration related costs (c)	(1.1)	12.2	(0.4)	(10.7)	0.1	(10.8)	(3.7)	(7.1)	(0.04)
4 Loss on early extinguishment of debt (d)	—	—	—	—	(13.8)	13.8	4.6	9.2	0.06

	$(1.2)	$9.3	$(11.2)	$3.1	$(13.7)	$16.8	$5.6	$11.2	$0.07

Three months ended September 30, 2012	Cost of goods sold	SG&A expense	Restructuring charges	Operating income	Pre-tax income - cont. operations	Income taxes	Income from cont. operations	Diluted EPS - cont. operations
1 Restructuring charges (a)	$—	$—	$0.6	$(0.6)	$(0.6)	$(0.4)	$(0.2)	$—
2 Other charges (b)	—	0.2	—	(0.2)	(0.2)	—	(0.2)	—
3 Acquisition/integration related costs (c)	(0.7)	(1.1)	(1.6)	3.4	3.4	1.2	2.2	0.02
4 Income tax adjustment (e)	—	—	—	—	—	(0.8)	0.8	—

	$(0.7)	$(0.9)	$(1.0)	$2.6	$2.6	$—	$2.6	$0.02

(a)	During the third quarter of 2013, we approved an organizational restructuring plan to improve efficiency and effectiveness across the organization. This plan included the elimination of certain sales, marketing, operations and other positions within the Company’s three operating segments and corporate function. Third quarter charges related to this initiative include $9.5 million of employee-related charges and $1.3 million of third party fees associated with strategic review of the plan. In 2012, the restructuring credits were primarily due to the reversal of restructuring accruals that were deemed no longer necessary.
(b)	Other charges for 2013 primarily consist of legal, forensic accounting and other third party expenses related to our India investigation ($1.7 million) and other asset write-offs related to repositioning our business in India ($1.1 million). Credits to other charges in 2012 primarily relates to the reversal of accruals that were deemed no longer necessary.
(c)	In 2013, the adjustments to cost of goods sold ($1.1 million) and restructuring charges ($0.4 million) relate to expenses incurred in connection with integrating the Pinnacle and Calico Jack assets (“Pinnacle”) into our operations (including, accelerated depreciation and employee retention costs). These charges were offset by a $12 million decrease in the fair value of estimated contingent consideration for our Skinnygirl ready-to-serve cocktail business based on revised estimated sales levels. The 2012 adjustments relate to the acquisition and integration of Pinnacle and the Cooley business, consisting primarily of expenses incurred in connection with integrating these businesses into our existing operational structure (e.g., accelerated depreciation, employee retention, information technology systems integration costs and other organizational streamlining expenses).
(d)	Adjustment to eliminate loss on early extinguishment of debt related to our redemption of outstanding senior notes.
(e)	Adjustment to eliminate income tax expense related to revaluation of deferred tax balances due to enacted tax rate changes in multiple jurisdictions.

bps—basis points

Beam Inc.

Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

($ in millions, except per share)

	Nine Months Ended September 30, 2013			Nine Months Ended September 30, 2012			% Increase
	GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)	GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)	GAAP		Before Charges/ Gains (Non-GAAP)
Net sales	$1,807.8	—	$1,807.8	$1,750.5	—	$1,750.5	3.3%		3.3%
Cost of goods sold	743.0	(2.0)		719.9	(1.1)

Gross profit	1,064.8	2.0	1,066.8	1,030.6	1.1	1,031.7	3.3%		3.4%
Gross profit margin	58.9%		59.0%	58.9%		58.9%	—	bps	10	bps
Advertising and marketing expense	283.6	—		282.2	—
Selling, general and administrative expense	287.0	5.3		301.4	(16.8)
Amortization of intangible assets	13.2	—		12.8	—
Gain on sale of brands and related assets	(13.2)	13.2		—	—
Restructuring charges	12.0	(12.0)		3.7	(3.7)
Business separation costs	—	—		13.8	(13.8)

Operating income	482.2	(4.5)	477.7	416.7	35.4	452.1	15.7%		5.7%
Operating income margin	26.7%		26.4%	23.8%		25.8%	290	bps	60	bps
Interest expense	73.0	—		79.9	—
Loss on early extinguishment of debt	56.9	(56.9)		—	—
Other income	(2.5)	0.1		(30.3)	19.9

Income from continuing operations before income taxes	354.8	52.3		367.1	15.5
Income tax expense	80.9	23.6		90.5	14.6

Effective tax rate	22.8%		25.7%	24.7%		27.5%
Income from continuing operations	$273.9	28.7	$302.6	$276.6	0.9	$277.5	-1.0%		9.0%

Diluted EPS—continuing operations	$1.68	0.18	$1.86	$1.72	0.01	$1.73	-2.3%		7.5%

Adjustments Detail by Applicable Financial Statement Line Items

Nine Months Ended September 30, 2013	Cost of goods sold	SG&A expense	Gain on sale of brands and related assets	Restructuring charges	Operating income	Loss on debt extinguishment and Other Income	Pre-tax income- cont. operations	Income tax expense	Income from cont. operations	Diluted EPS - cont. operations
1 Restructuring charges (a)	$—	$—	$—	$(10.8)	$10.8	$—	$10.8	$3.6	$7.2	$0.04
2 Other charges (b)	(0.1)	(6.9)	—	—	7.0	—	7.0	2.6	4.4	0.03
3 Acquisition/integration related costs (c)	(1.9)	12.2	—	(1.2)	(9.1)	0.1	(9.2)	(3.1)	(6.1)	(0.04)
4 Gain on sale of brands (d)	—	—	13.2	—	(13.2)	—	(13.2)	(4.7)	(8.5)	(0.05)
5 Loss on early extinguishment of debt (e)	—	—	—	—	—	(56.9)	56.9	19.3	37.6	0.24
6 Income tax adjustment (f)	—	—	—	—	—	—	—	5.9	(5.9)	(0.04)

	$(2.0)	$5.3	$13.2	$(12.0)	$(4.5)	$(56.8)	$52.3	$23.6	$28.7	$0.18

Nine Months Ended September 30, 2012	Cost of goods sold	SG&A expense	Restructuring charges	Separation costs	Operating income	Other Income	Pre-tax income - cont. operations	Income tax expense	Income from cont. operations	Diluted EPS - cont. operations
1 Restructuring charges (a)	$—	$—	$(1.5)	$—	$1.5	$—	$1.5	$0.4	$1.1	$0.01
2 Other charges (b)	(0.2)	(0.6)	—	—	0.8	—	0.8	0.3	0.5	—
3 Acquisition/integration related costs (c)	(0.9)	(16.2)	(2.2)	—	19.3	—	19.3	3.7	15.6	0.10
4 Separation costs (g)	—	—	—	(13.8)	13.8	—	13.8	5.3	8.5	0.05
5 Tax indemnification (h)	—	—	—	—	—	18.0	(18.0)	—	(18.0)	(0.11)
6 Maxxium distribution (i)	—	—	—	—	—	1.9	(1.9)	—	(1.9)	(0.01)
7 Income tax adjustment (f)	—	—	—	—	—	—	—	4.9	(4.9)	(0.03)

	$(1.1)	$(16.8)	$(3.7)	$(13.8)	$35.4	$19.9	$15.5	$14.6	$0.9	$0.01

(a)	Restructuring charges in 2013 relate to the organizational restructuring plan described in the reconciliation of third quarter results above. In 2012, the adjustment is to eliminate restructuring charges primarily related to facility consolidations, supply chain and distribution and other organizational streamlining initiatives, which primarily include relocations of certain US financial and human resources shared services from our Deerfield headquarters to Kentucky.
(b)	Other charges for 2013 primarily consist of legal, forensic accounting and other third party expenses related to our India investigation ($5.7 million) and other asset write-offs related to repositioning our business in India ($1.1 million). Other charges in 2012 primarily relate to organizational streamlining activities.
(c)	In 2013, the adjustments to cost of goods sold ($1.9 million) and restructuring charges ($1.2 million) relate to expenses incurred in connection with integrating the Pinnacle business into our operations (including, accelerated depreciation and employee retention costs). These charges were offset by a $12 million decrease in the fair value of estimated contingent consideration for our Skinnygirl ready-to-serve cocktail business based on revised estimated sales levels. The 2012 adjustments relate to the acquisition and integration of Pinnacle and Cooley as well as 2012 tax on earnings distributed within certain of Beam’s foreign tax and integration jurisdictions incurred in connection with funding a portion of the capital requirement for the Cooley acquisition. The 2012 acquisition-related adjustments impacting SG&A expense consist of: transaction-related expenses of $5 million, contract termination expenses of $10 million and integration related expenses of $1 million. Contract termination fees are primarily based on actual settlement agreements, but where a settlement agreement has not been reached, we recorded an estimated liability.
(d)	The adjustment primarily relates to the gain on the sale of certain non-strategic, economy brands and related inventory in January 2013.
(e)	Adjustment to eliminate loss on early extinguishment of debt related to our tender offer and subsequent redemption of senior notes.
(f)	In 2013, the adjustment primarily relates to our decision in the first quarter of 2013 to participate in a tax amnesty program resulting in an adjustment to uncertain tax positions. In 2012, the adjustment is to eliminate income tax matters related to the resolution of foreign tax audit examinations and also to eliminate income tax expense related to revaluation of deferred tax balances due to enacted tax rate changes in multiple jurisdictions.
(g)	The separation costs in 2012 include a $15.1 million pension settlement charge associated with a required $29 million lump sum distribution paid to former Fortune Brands, Inc. executives in July 2012. The settlement charge primarily consists of the recognition of pension losses previously deferred in accumulated other comprehensive income and the $29 million distribution was the amount of the executives’ unfunded pension benefit. The pension settlement charge was partially offset by reversal of Separation-related accruals that were determined to be no longer necessary.
(h)	Nontaxable reimbursement received from seller of a business for resolution of certain tax matters for years prior to our ownership.
(i)	Adjustment to eliminate a gain related to a dividend distribution received in connection with the wind down of our former Maxxium investment.

bps—basis points

Beam Inc.

Segment Information (a)

(Unaudited)

				Constant Currency (Non-GAAP)
	Three Months Ended		%	2013	%
	September 30,		Change	Adjusted	Change
(In millions)	2013	2012	Reported	Amount (b)	Adjusted
Net Sales
North America	$374.5	$379.8	-1.4%	$374.6	-1.4%
Europe, Middle East, Africa (“EMEA”)	124.5	116.2	7.1%	119.6	2.9%
Asia Pacific / South America (“APSA”)	99.7	130.7	-23.7%	104.2	-20.3%

Segment net sales	598.7	626.7	-4.5%	598.4	-4.5%
Foreign exchange	—	—		0.3	n/m

Total net sales	$598.7	$626.7	-4.5%	$598.7	-4.5%

				Constant Currency (Non-GAAP)
	Three Months Ended		%	2013	%
	September 30,		Change	Adjusted	Change
	2013	2012	Reported	Amount (b)	Adjusted
Operating Income
North America	$99.9	$105.5	-5.3%	$100.8	-4.5%
EMEA	27.5	27.8	-1.1%	26.5	-4.7%
APSA	20.6	31.2	-34.0%	23.1	-26.0%

Segment operating income	148.0	164.5	-10.0%	150.4	-8.6%
Deduct:
Foreign exchange	—	—		2.4
Restructuring charges	11.2	1.0		11.2
Other charges	(8.1)	1.6		(8.1)

Total operating income	$144.9	$161.9	-10.5%	$144.9	-10.5%

(a)	We evaluate segment net sales and operating income before charges / gains (as previously defined) that are not considered indicative of the segments’ underlying operating performance. Consequently, segment results presented in accordance with GAAP exclude such items. Segment sales and operating income are also presented on a constant currency basis, which is a non-GAAP measure. We use this measure to understand underlying growth of the segments as fluctuations in exchange rates can impact segment growth rates.
(b)	Foreign exchange translation effects calculated by translating current year results at prior year exchange rates and excluding hedge impacts.

Reconciliation of Percentage Change in GAAP Net Sales to Percentage Change in Comparable Net Sales (Unaudited)

	Three Months Ended September 30, 2013
	North America	EMEA	APSA	Segment Total
	%	%	%	%
Net Sales (GAAP)	(1)	7	(24)	(4)
Foreign currency impact	—	(4)	4	—

Comparable Net Sales (Non-GAAP)	(1)	3	(20)	(4)

Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with GAAP, adjusted to eliminate the impacts of foreign exchange and acquisitions/divestitures. There were no adjustments for acquisitions/divestitures in the current period. We believe that comparable net sales growth is useful in evaluating sales growth year-over-year because it excludes items that are not indicative of underlying sales performance.

See the page entitled “Use of Non-GAAP Financial Information” for further information relating to the Company’s use of non-GAAP measures.

Beam Inc.

Segment Information (a)

(Unaudited)

				Constant Currency (Non-GAAP)
			%	2013	%
	Nine Months Ended September 30,		Change	Adjusted	Change
(In millions)	2013	2012	Reported	Amount (b)	Adjusted
Net Sales
North America	$1,145.5	$1,056.5	8.4%	$1,144.6	8.3%
Europe, Middle East, Africa (“EMEA”)	345.6	333.8	3.5%	339.0	1.6%
Asia Pacific / South America (“APSA”)	316.7	360.2	-12.1%	322.5	-10.5%

Segment net sales	1,807.8	1,750.5	3.3%	1,806.1	3.2%
Foreign exchange	—	—		1.7	n/m

Total net sales	$1,807.8	$1,750.5	3.3%	$1,807.8	3.3%

				Constant Currency(Non-GAAP)
			%	2013	%
	Nine Months Ended September 30,		Change	Adjusted	Change
	2013	2012	Reported	Amount (b)	Adjusted
Operating Income
North America	$343.7	$308.5	11.4%	$345.0	11.8%
EMEA	74.8	68.1	9.8%	73.1	7.3%
APSA	59.2	75.5	-21.6%	62.1	-17.7%

Segment operating income	477.7	452.1	5.7%	480.2	6.2%
Deduct:
Foreign exchange	—	—		2.5
Gain on sale of brands and related assets	(13.2)	—		(13.2)
Business separation costs	—	13.8		—
Restructuring charges	12.0	3.7		12.0
Other charges	(3.3)	17.9		(3.3)

Total operating income	$482.2	$416.7	15.7%	$482.2	15.7%

(a)	We evaluate segment net sales and operating income before charges / gains (as previously defined) that are not considered indicative of the segments’ underlying operating performance. Consequently, segment results presented in accordance with GAAP exclude such items. Segment sales and operating income are also presented on a constant currency basis, which is a non-GAAP measure. We use this measure to understand underlying growth of the segments as fluctuations in exchange rates can impact segment growth rates.
(b)	Foreign exchange translation effects calculated by translating current year results at prior year exchange rates and excluding hedge impacts.

Reconciliation of Percentage Change in GAAP Net Sales to Percentage Change in Comparable Net Sales (Unaudited)

	Nine Months Ended September 30, 2013
	North America	EMEA	APSA	Segment Total
	%	%	%	%
Net Sales (GAAP)	8	4	(12)	3
Foreign currency impact	—	(2)	2	—
Acquisitions/divestitures	(4)	2	—	(2)

Comparable Net Sales (Non-GAAP)	4	4	(10)	1

Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with GAAP, adjusted to eliminate the impacts of foreign exchange and acquisitions/divestitures. We believe that comparable net sales growth is useful in evaluating sales growth year-over-year because it excludes items that are not indicative of underlying sales performance.

See the page entitled “Use of Non-GAAP Financial Information” for further information relating to the Company’s use of non-GAAP measures.

Beam Inc.

Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
EBITDA Before Charges/Gains(a)	2013	2012	2013	2012	2013	2012
GAAP income from continuing operations	$84.9	$98.4	$273.9	$276.6	$400.7	$362.6
Add (deduct):
Other income	(0.3)	(1.9)	(2.5)	(30.3)	(7.3)	(36.2)
Interest expense	20.9	28.5	73.0	79.9	102.1	110.8
Loss on early extinguishment of debt	13.8	—	56.9	—	56.9	15.2
Depreciation expense	28.0	25.6	82.8	75.0	109.7	97.9
Amortization expense	4.4	4.3	13.2	12.8	17.6	16.9
Income tax expense	25.6	36.9	80.9	90.5	86.6	92.8
Adjustment for charges / gains (see detail above)	3.1	2.6	(4.5)	35.4	16.1	71.9

EBITDA before charges/gains (Non-GAAP)	$180.4	$194.4	$573.7	$539.9	$782.4	$731.9

(a)	EBITDA before charges/gains is EBITDA less charges/gains. Refer to the section “Use of Non-GAAP Financial Information” (above) for definitions of EBITDA and “charges/gains”. Management uses this measure to assess returns. Management believes that the ratio of Net Debt to EBITDA before charges/gains provides investors with helpful information about the Company’s ability to fund internal growth, make acquisitions and repay debt and related interest.

Net Debt	September 30, 2013		September 30, 2012
Short-term debt, including current portion of long-term debt	$190.5		$289.2
Long-term debt	2,034.6		2,225.2

Total debt	2,225.1		2,514.4
Less: Cash and cash equivalents	(171.2)		(147.5)

Net Debt	$2,053.9		$2,366.9

Net Debt-to-EBITDA before charges/gains
Net Debt at September 30 (from above)	$2,053.9	A	$2,366.9	A
EBITDA before charges/gains	$782.4	B	$731.9	B
Net debt to EBITDA before charges/gains	2.6	A/B	3.2	A/B

	Three Months Ended September 30,		Nine Months Ended September 30,		2013 Full Year
Free Cash Flow & Cash Conversion Rate (a)	2013	2012	2013	2012	Targeted Range
GAAP cash provided by operating activities	$142.5	$87.4	$114.1	$112.6	$390 - 450
Add (deduct):
Capital expenditures, net of disposition proceeds	(24.7)	(31.3)	(79.5)	(89.3)	(130)-(145)
Cash used for discontinued operations (b)	0.1	57.9	17.0	80.0	17 - 17

Free cash flow (Non-GAAP)	$117.9	$114.0	$51.6	$103.3	$275 - 325

(a)	Free cash flow is defined as GAAP cash flow from operations less capital expenditures for property, plant and equipment additions (net of disposition proceeds), adjusted for operating cash flow related to discontinued operations. Management believes free cash flow provides investors with an important perspective on the cash available for dividends, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Management uses free cash flow to assess business performance and overall liquidity.
(b)	Represents cash used primarily for settlement of liabilities of divested businesses and payment of incentive compensation, severance and pension benefits to former Fortune Brands executives. Targeted amount represents actual amounts paid in 2013, as timing and amount of future payments are uncertain.

See the page entitled “Use of Non-GAAP Financial Information” for further information relating to the Company’s use of non-GAAP measures.

Beam Inc.

Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

Return on Invested Capital (ROIC) from Continuing Operations (a)	Twelve Months Ended September 30, 2013 - Income from Cont. Ops.
($ in millions)	plus After-tax Interest & Loss on Debt Extinguishment	Average Invested Capital	ROIC
Unadjusted	$504	$6,925	7%
Add: impact of “charges/gains” (previously defined)	(27)	(27)

ROIC before charges/gains (Non-GAAP)	477	6,898	7%
Impact of excluding goodwill and other intangibles	12	(4,804)

ROIC before charges/gains and excl. goodwill and other intangibles (Non-GAAP)	$489	$2,094	23%

(a)	ROIC is income from continuing operations plus after-tax interest expense and loss on extinguishment of debt divided by the average of invested capital (debt less cash plus stockholders’ equity plus after-tax amounts of interest expense and loss on early extinguishment of debt). Adjusted ROIC is adjusted for the amounts used to calculate adjusted income from continuing operations. Invested capital is a multi-point average of the 12 months ended September 30, 2013.

Reconciliation of Full Year 2013 Diluted EPS Before Charges/Gains Growth Target to GAAP Target

For the full year 2013, the Company is targeting high-single-digit growth in diluted EPS from continuing operations before charges/gains as compared to its full year 2012 diluted EPS from continuing operations before charges/gains of $2.40. Given the nature of special charges/gains, the Company cannot predict such items, and, therefore, the Company’s 2013 targeted diluted EPS from continuing operations used to determine the year-over-year growth rate in diluted EPS excludes any such items.

Comparing targeted 2013 diluted EPS from continuing operations before charges/gains to the Company’s 2012 GAAP diluted EPS from continuing operations, which was $2.51, results in low-single-digit growth in diluted earnings per share from continuing operations. The lower growth rate, as compared to year-over-year growth on a before charges/gains basis, is attributable to the 2012 charges/gains.

See the page entitled “Use of Non-GAAP Financial Information” for further information relating to the Company’s use of non-GAAP measures.

Beam Inc.

Reconciliation of GAAP Net Sales Growth to Comparable Net Sales Growth

Nine Months Ended September 30, 2013

(Unaudited)

	GAAP Basis	Foreign Currency Exchange Rates	Acquisitions/ Divestitures	Non-GAAP— Comparable Basis
	%			%
Power Brands	5	1	(4)	2
Jim Beam	2	1	—	3
Maker’s Mark	17	—	—	17
Sauza (a)	3	—	—	3
Courvoisier	(7)	—	—	(7)
Canadian Club	8	2	—	10
Teacher’s	(26)	4	—	(22)
Pinnacle	94	—	(92)	2
Rising Stars	(3)	—	(1)	(4)
Laphroaig	16	(1)	—	15
Knob Creek	15	—	—	15
Basil Hayden’s	34	—	—	34
Kilbeggan (b)	25	(1)	(48)	(24)
Cruzan	1	—	—	1
Hornitos	8	—	—	8
Skinnygirl	(29)	—	—	(29)
Sourz	(9)	1	—	(8)
Local Jewels	(5)	(1)	—	(6)
Value Creators	(11)	—	7	(4)
Net sales (c)	3	—	(2)	1

Comparable net sales growth rate represents the percentage increase (decrease) in reported net sales in accordance with GAAP, adjusted for certain items. We believe comparable net sales growth is useful in evaluating sales growth on a year-over-year basis exclusive of items that are not indicative of the brands’ performance such as foreign exchange impacts and acquisitions/divestitures. See the section “Use of Non-GAAP Financial Information” (above) for additional information related to the use of Non-GAAP measures.

(a)	Excludes Hornitos

(b)	Includes 2Gingers

(c)	Net sales represents consolidated net sales (excluding excise taxes), including non-branded sales.

Beam Inc.

Reconciliation of GAAP Net Sales Growth to Comparable Net Sales Growth

Nine Months Ended September 30, 2012

(Unaudited)

	GAAP Basis		Foreign Currency Exchange Rates	Australia Distribution Agreement Change	Australia Distribution Margin Structure	Acquisitions/ Divestitures	Non-GAAP— Comparable Basis
		%						%
Power Brands	8		3	3	1	(4)	11
Courvoisier	10		2	3	—	—	15
Pinnacle	—		—	—	—	22	22
Sourz	8		4	—	—	—	12

Comparable net sales growth rate represents the percentage increase (decrease) in reported net sales in accordance with GAAP, adjusted for certain items. We believe comparable net sales growth is useful in evaluating sales growth on a year-over-year basis exclusive of items that are not indicative of the brands’ performance such as foreign exchange impacts, acquisitions/divestitures, the one-time impact on net sales of transitioning to the new Australia distribution agreement as well as the related impact on margin structure. See the page entitled “Use of Non-GAAP Financial Information” for additional information related to the use of Non-GAAP measures.